                                                                   EXHIBIT 10.18


                     MOUNTAIN VISTA COMMERCIAL CENTER LEASE

1.    BASIC LEASE TERMS

      a.    DATE OF LEASE: October 20, 1999

      b.    TENANT: QUALITY CARE SOLUTIONS, INC., A NEVADA CORPORATION.

            Address (Leased Premises): 14647 South 50TH Street, Phoenix, Arizona 85044.
            Building/Unit: 1/150
            Address (For Notices):  QUALITY CARE SOLUTIONS, INC.
                                    14647 SOUTH 50TH STREET, BUILDING 1,
                                    SUITE 150
                                    PHOENIX, ARIZONA 85044

      c. LANDLORD: PRINCIPAL DEVELOPMENT INVESTORS, L.L.C., a Delaware Limited Liability Company, dba PDI-Mountain Vista Commercial Center. Address for notices and payment of rent: Metro Commercial Properties, 4411 South Rural Road, #201, Tempe, Arizona, 85282, or to such other place as Landlord may from time to time designate by notice to Tenant.

      d.    TENANT'S USE OF PREMISES: Administrative office.

      e. PREMISES AREA: Approximately 35,000 square feet, to be adjusted to an "As-Built" measurement. The Square Footage is measured from the "face of glass or dominant wall;" in other words, the building exterior, or outside face, sometimes referred to as the "drip line" to the middle of the demising wall.

      f.    PROJECT AREA: 132,000 SQUARE FEET

      g. TERM OF LEASE: Commencement: APRIL 1, 2000 Expiration: MARCH 31, 2010, OR UPON RECEIPT OF A CERTIFICATE OF OCCUPANCY FROM THE CITY OF PHOENIX.

            Number of Months: 120 Months

      h.    BASE MONTHLY RENT: $40,600.00, PLUS APPLICABLE TAXES

      i.    RENT ADJUSTMENT:

            Step Increase. If this provision is utilized the step adjustment provisions of Section 4.b apply as follows:

                  Effective Date of        New Base
                  Rent Increase            Monthly Rent
                  -------------            ------------
                  April 1, 2000            $40,600.00, plus applicable taxes
                  October 1, 2002          $42,700.00, plus applicable taxes
                  April 1, 2005            $44,450.00, plus applicable taxes
                  October 1,2007           $46,550.00, plus applicable taxes

      j.    ANNUAL EXPENSE BASE:

            EXPENSE RATE:                       2000 BASE YEAR
            PREMISES AREA SQUARE FEET:          X 35,000   sf
            PRO RATA SHARE                      27%         %


      k.    PREPAID RENT: $ 0.00

      l.    SECURITY DEPOSIT: SECURITY DEPOSIT HAS BEEN WAIVED.

      m.    BROKER: METRO COMMERCIAL PROPERTIES AND COLDWELL BANKER COMMERCIAL

      n.    GUARANTOR(S): SEE EXHIBIT "H".

      o. INITIAL RENT: $40,600.00 PLUS TAX FOR THE PERIOD APRIL 1, 2000 THROUGH APRIL 30, 2000.

      p. ADDITIONAL SECTIONS: Additional section(s) of this lease numbered 29 AND 30 is/are attached hereto and made a part hereof. If none, so state in the following space [omitted in original].

      q. ADDITIONAL EXHIBITS: Additional exhibits lettered A through I are attached hereto and made a part hereof. If none, so state in the following space [omitted in original].

2. PREMISES. Landlord leases to Tenant the premises described in Section 1 and in Exhibit A (the "Premises"), located in this project described on Exhibit B (the "Project"). By entry on the Premises, Tenant acknowledges that it has examined the Premises and accepts the Premises in their present condition, subject to any additional work Landlord has agreed to do in writing attached as Exhibit C. Tenant represents and warrants that it agrees with the square footage specified for the Premises in Section 1 and will not hereafter challenge such determination and agreement.

3. TERM. The term of this lease is for the period set forth in Section 1, commencing on the date in Section 1. If Landlord, for any reason, cannot deliver possession of the Premises to Tenant upon commencement of the term, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from such delay. In that event, however, there shall be a rent abatement covering the period between the commencement of term and the time when Landlord delivers possession to Tenant, and all other terms and conditions of this Lease shall remain in full force and effect, provided, however, that if Landlord cannot deliver possession of the Premises to Tenant, this Lease shall be void. If a delay in possession is caused by Tenant's failure to perform any obligation in accordance with this Lease, the term shall commence as set forth in Section 1 and there shall be no reduction of rent between the commencement of the term and the time Tenant takes possession.

4.    RENT

      a. BASE RENT. Tenant shall pay Landlord monthly base rent in the initial amount in Section 1 which shall be payable monthly in advance on the first day of each and every calendar month ("base Monthly Rent") provided, however, the first month's rent and any partial month's rent is due and payable upon execution of this Lease.

            For purposes of Section 467 of the Internal Revenue Code, the parties to this Lease hereby agree to allocate the stated rents, provided herein, to the periods which correspond to the actual rent payments as provided under the terms and conditions of this agreement.

      b.    RENT ADJUSTMENT.

            STEP INCREASE. If Section 1.i. is utilized, the Base Monthly Rent shall be increased periodically to the amounts and at the times set forth in Section 1.i.

      c. EXPENSES. The purpose of this Section 4.c is to ensure that Tenant bears a share of all Expenses related to the use, maintenance, repair or replacement, and insurance of the Project. Accordingly, beginning on the first of the calendar year following the date Lease Commencement Date, Tenant shall pay to Landlord that portion of Tenant's Share (as defined below) of Expenses related to the Project which is in excess of the Annual Expense Base shown in Section 1. Tenant's prorata share of the operating expenses shall be determined on a occupancy level of no less than ninety-five percent (95%). Property taxes to be calculated as a fully leased office building for one year.

      (1) EXPENSE DEFINED. The term "Expenses" shall mean all costs and expenses of the operation, maintenance, repair or replacement, and insurance of the Project, including without limitation, the following costs:

      (a) All supplies, materials, labor, equipment, and utilities used in or related to the operation and maintenance of the Project;

      (b) All maintenance, management, common area janitorial, accounting, insurance, and service agreement costs related to the Project;

      (c) All maintenance, replacement and repair costs relating to the areas within or around the Project, including, without limitation, air conditioning systems, sidewalks, landscaping, service areas, driveways, parking areas (including resurfacing and restriping parking areas), walkways, building exteriors (including painting), signs and directories, repairing and replacing roofs, walls, etc.

      (d) Amortization (along with reasonable financing charges) of capital improvements made to the Project which may be required by any government authority or which will improve the operating efficiency of the Project (provided, however, that the amount of such amortization for improvements not mandated by government authority shall not exceed in any year the amount of costs reasonably determined by Landlord in its sole discretion to have been saved by the expenditure either through the reduction or minimization of increases which would have otherwise occurred).

      (e) Real Property Taxes including all taxes, assessments (general and special) and other impositions or charges which may be taxed, charged, levied, assessed or imposed upon all or any portion of or in relation to the Project or any portion thereof, any leasehold estate in the Premises or measured by rent from the Premises including any increase caused by the transfer, sale or encumbrance of the Project or any portion thereof. "Real Property Taxes" shall also include any form of assessment, levy, penalty, charge or tax (other than estate, inheritance, net income, or franchise taxes) imposed by any authority having a direct or indirect power to tax or charge, including, without limitation, any city, county, state federal or any improvement or other district, whether such tax is
            (1) determined by the value of the Project or the rent or other sums payable under this Lease; (2) upon or with respect to any legal or equitable interest of Landlord in the Project or any part thereof;
            (3) upon this transaction or any document to which Tenant is a party creating a transfer in any interest in the Project; (4) in lieu of or as a direct substitute in whole or in part of or in addition to any real property taxes on the Project; (5) based on any parking spaces or parking facilities provided in the Project; or (6) in consideration for services, such as police protection, fire protection, street, sidewalk and roadway maintenance, refuse removal or other services that may be provided by any governmental or quasi-governmental agency from time to time which were formerly provided without charge or with less charge to property owners or occupants.

      (f) The cost of any tax protest incurred in Landlord's attempt to reduce real estate taxes.

(2) ANNUAL ESTIMATE OF EXPENSES - TENANT'S SHARE. When Tenant takes possession of the Premises, Tenant's share of Expenses for the remainder of the calendar year shall be zero. At the commencement of each calendar year thereafter, Landlord shall estimate Tenant's Share of Expenses for the coming year by multiplying the estimated annual Project Expenses in excess of the Annual Expense Base shown in Section 1 by the Premises area and dividing this product by 132,000, the total rentable square footage of the Project.

(3) MONTHLY PAYMENT OF EXPENSES. If Tenant's portion of said estimate of Expenses shows an increase for subsequent calendar years over the Annual Expense Base, as set forth in Section 1, Tenant shall pay to Landlord, as additional rent, such estimated increase in monthly installments of one-twelfth (1/12) beginning on January 1 of the forthcoming calendar year, and one-twelfth (1/12) on the first day of each succeeding calendar month. Landlord shall prepare an accounting of actual Expenses incurred during the prior calendar year by March 31st of present year and such accounting shall reflect Tenant's Share of Expenses. If the additional rent paid by Tenant under this Section 4.c.3 during the preceding calendar year was less than the actual amount of Tenant's Share of Expenses, Landlord shall so notify Tenant and Tenant shall pay such amount to Landlord within 30 days of receipt of such notice. Such amount shall be deemed to have accrued during the prior calendar year and shall be due and payable from Tenant even though the term of this Lease has expired or this Lease has been terminated prior to Tenant's receipt of this notice. Tenant shall have thirty (30) days from receipt of such notice to contest the amount due; failure to so notify Landlord shall represent final determination of Tenant's Share of Expenses. If Tenant's payments were greater than the actual amount, then such overpayment shall be credited by Landlord to all present rent due under this Section 4.c.3.

      (4) RENT WITHOUT OFFSET AND LATE CHARGE. All rent shall be paid by Tenant to Landlord monthly in advance on the first day of every calendar month, at the address shown in Section 1, or such other place as Landlord may designate in writing from time to time. All rent shall be paid without prior demand or notice and without any deduction or offset whatsoever. All rent shall be paid in lawful currency of the United States of America. Proration of rent due for any partial month shall be calculated by dividing the number of days in the month for which rent is due by the actual number of days in that month and multiplying by the applicable monthly rate. Tenant acknowledges that late payment by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impractical to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefore, if any rent or other sum due from Tenant is not received when due, Tenant shall pay to landlord an additional sum equal to ten (10%) percent of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment and that the late charge is in addition to any and all remedies available to the Landlord and that the assessment and/or collection of the late charges shall not be deemed a waiver of any other default. Additionally, all such delinquent rent or other sums, plus this late charge, shall bear interest at the rate of eighteen (18%) percent per annum. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law. Any payments of any kind returned for insufficient funds will be subject to an additional $25.00 charge. Should a second payment be returned, Tenant agrees to make all future payments by cashier's check, money order, or certified check.

5. FIRST MONTH'S RENT. Upon the execution of this Lease, Tenant shall pay to Landlord the prepaid rent set forth in Section 1, and if Tenant is not in default of any provisions of this Lease, such prepaid rent shall be applied toward the rent due for the first month of the term.

6. DEPOSIT. Upon execution of this Lease, Tenant shall deposit a security deposit fee as set forth in Section 1 with Landlord. If Tenant is in default, Landlord can use the security deposit or any portion of it to cure the default or to compensate Landlord for any damages sustained by Landlord resulting from Tenant's default. Upon demand, Tenant shall immediately pay to Landlord a sum equal to the portion of the security deposit expenses or applied by Landlord to restore the security deposit to its full amount. In no event will Tenant have the right to apply any part of the security deposit to any rent or other sums due under this Lease. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the security deposit to Tenant. Landlord's obligations with respect to the deposit are those of a debtor and not of a trustee, and Landlord can commingle the security deposit with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the deposit. Landlord shall be entitled to immediately endorse and cash Tenant's prepaid deposit; however, such endorsement and cashing shall not constitute Landlord's acceptance of the Lease. In the event Landlord does not accept this Lease, Landlord shall return said prepaid deposit.

7. USE OF PREMISES AND PROJECT FACILITIES. Tenant shall use the Premises solely for the purposes set forth in Section 1 and for no other purpose without obtaining the prior written consent of Landlord. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises or the Project for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or the Project, except as provided in writing in this Lease. Tenant acknowledges that Landlord may from time to time, at its sole discretion, make such modifications, alterations, deletions or improvements to the Project as Landlord may deem necessary or desirable, without compensation or notice to Tenant. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Premises and the Project, including, without limitation, any rules and regulations that may be attached to this Lease and to any reasonable modifications to these rules and regulations as Landlord may adopt from time to time. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums paid by Landlord on its insurance related to the Project or which will in any way increase the premiums for fire or casualty insurance carried by other tenants in the Project. Tenant will not perform any act or carry on any practices that may injure the Premises or the Project; that may be a nuisance or menace to other tenants in the Project; or that shall in any way interfere with the quiet enjoyment of such other tenants. Tenant shall not use the Premises for sleeping, washing clothes, or the preparation, manufacture or mixing of anything that might emit any objectionable odor, noises, vibrations or lights onto such other tenants. If sound insulation is required to muffle noise produced by Tenant on the Premises, Tenant at its own cost shall provide all necessary insulation. Tenant shall not do anything on the premises which will overload any existing parking or service to the Premises. Pets and/or animals of any type shall not be kept on the Premises.

8.    EMISSIONS; STORAGE, USE AND DISPOSAL OF WASTE.

      8.1. DEFINITIONS.

      A. "Hazardous Material" means any substance, whether solid, liquid or gaseous in nature:

            (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law, or

            (ii) which is or becomes defined as a "hazardous waste", "hazardous substance", pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. section 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C.
                  section 1251 et seq.), the Clean Air Act (42 U.S.C. section 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. section 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. section 651 et seq.), as these laws have been amended or supplemented; or

            (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous or is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of Arizona or any political subdivision thereof; or

            (iv) the presence of which on the Property causes or threatens to cause a nuisance upon the Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Property; or

            (v) the presence of which on adjacent properties could constitute a trespass by Tenant; or

            (vi) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; or

            (vii) without limitation which contains polychlorinated biphenyls
                  (PCBs), asbestos or urea formaldehyde foam insulation; or

            (viii) without limitation which contains radon gas.

      B. "Environmental Requirements" means all applicable present and future:

            (i) statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items (including, but not limited to those pertaining to reporting, licensing, permitting, investigations and remediation), of all Governmental Agencies; and

            (ii) all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation, all requirements pertaining to emissions, discharges, releases, or threatened releases of Hazardous Materials or chemical substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials or chemical substances.

      C. "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses (including the expense of investigation and defense of any claim, whether or not such claim is ultimately defeated, or the amount of any good faith settlement or judgment arising from any such claim) of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable (including without limitation reasonable attorneys' fees and disbursements and consultants' fees) any of which are incurred at any time as a result of the existence of Hazardous Material upon, about, or beneath the Property or migrating or threatening to migrate to or from the Property, or the existence of a violation of Environmental Requirements pertaining to the Property and the activities thereon, regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to the present ownership or operation of the Property. Environmental Damages include, without limitation:

            (i) damages for personal injury or injury to property or natural resources occurring upon or off of the Property, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest, penalties and damages arising from claims brought by or on behalf of employees of Tenant (with respect to which Tenant waives any right to raise as a defense against Landlord any immunity to which it may be entitled under any industrial or worker's compensation laws);

            (ii) fees, costs or expenses incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any Governmental Agency or reasonably necessary to make full economic use of the Property or any other property in a manner consistent with its current use or otherwise expended in connection with such conditions, and including without limitation any attorneys' fees, costs and expenses incurred in enforcing the provisions of this Lease or collecting any sums due hereunder;

            (iii) liability to any third person or Governmental Agency to indemnify such person or Governmental Agency for costs expended in connection with the items referenced in subparagraph (ii) above; and

            (iv) diminution in the fair market value of the Property, including, without limitation, any reduction in fair market rental value or life expectancy of the

                  Property or the improvements located thereon or the restriction on the use of or adverse impact on the marketing of the Property or any portion thereof.

      D. "Governmental Agency" means all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states, counties, cities and political subdivisions thereof.

      E. The "Tenant Group" means Tenant, Tenant's successors, assignees, guarantors, officers, directors, agents, employees, invitees, permitees or other parties under the supervision or control of Tenant or entering the Property during the term of this Lease with the permission or knowledge of Tenant other than Landlord or its agents or employees.

8.2.  PROHIBITIONS.

      A. Other than commercially reasonable quantities of general office supplies and except as specified on Exhibit "F" attached hereto provided Tenant's use complies with all Environmental Requirements and is incidental to Tenant's operation of its business, Tenant shall not cause, permit or suffer any Hazardous Material to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the Property by the Tenant Group, without the prior written consent of Landlord. From time to time during the term of this Lease, Tenant may request Landlord's approval of Tenant's use of other Hazardous Materials, which approval may be withheld in Landlord's sole discretion. Tenant shall, prior to the Commencement Date, provide to Landlord for those Hazardous Materials described on Exhibit "F" (a) a description of handling, storage, use and disposal procedures, and (b) all "community right to know" plans or disclosures and/or emergency response plans which Tenant is required to supply to local governmental agencies pursuant to any Environmental Requirements.

      B. Tenant shall not cause or permit the commission by the Tenant Group, of a violation of any Environmental Requirements upon, about or beneath the Property.

      C. Tenant shall neither create, cause to be created, allow nor permit the Tenant Group to create any lien, security interest or other charge or encumbrance of any kind with respect to the Property, including without limitation, any lien imposed pursuant to section 107(f) of the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. section 9607(1) or any similar state statute.

      D. Tenant shall not install, operate or maintain any above or below grade tank, sump, pit, pond, lagoon or other storage or treatment vessel or devise on the Property, without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion.

8.3.  INDEMNITY.

      A. In addition to indemnity provision in Section 8 of this Lease, Tenant, its successors, assigns and guarantors, agree to indemnify, defend, reimburse and hold harmless:

            (i)   Landlord; and

            (ii) any other person who acquires title to all or a portion of the Premises in any manner (including purchase at a foreclosure sale) or who becomes entitled to exercise the rights and remedies of Landlord under this Lease; and

            (iii) the directors, officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns and invitees of such persons, from and against any and all Environmental Damages which exist as a result of the activities and negligence of the Tenant Group during Tenant's occupancy of the Property or which exist as a result of the breach of any warranty or covenant or the inaccuracy of any representation of Tenant contained in this Lease, or by Tenant's remediation of the Property or failure to meet its remediation obligations contained in this Lease.

      B. The obligations contained in this Section 8 shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings, even if such claims, suits or proceedings are groundless, false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties, consequential damages or other sums due against such indemnified persons. Landlord, at its sole expense, may employ additional counsel of its choice to associate with Tenant's counsel.

      C. Landlord shall have the right, but not the obligation, to join and participate in, and control, if it so elects, any legal proceedings or actions initiated in connection with Tenant's activities. Landlord may also negotiate, defend, approve and appeal any action taken or issued by any applicable governmental authority with regard to contamination of the Property by a Hazardous Material.

      D. The obligations of Tenant under this paragraph shall not be affected by any investigation by or on behalf of Landlord, or by any information which Landlord may have or obtain with respect thereto.

8.4.  OBLIGATION TO REMEDIATE.

      In addition to the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, upon approval and demand of Landlord, at its sole cost and expense and using contractors approved by Landlord, promptly take all actions to remediate the Property which are required by any Governmental Agency, or which are reasonably necessary to mitigate Environmental Damages or to allow full economic use of the Property, which remediation is necessitated from the presence upon, about or beneath the Property, at any time during or upon termination of this Lease, of a Hazardous Material or a violation of Environmental Requirements, existing as a result of the activities or negligence of the Tenant Group. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Property, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off the Property, which shall be performed in a manner approved by Landlord. Tenant shall take all actions necessary to restore the Property to the condition existing prior to the introduction of Hazardous Material upon, about or beneath the Property, notwithstanding any lesser standard of remediation allowable under applicable law or governmental policies.

8.5.  RIGHT TO INSPECT.

      Landlord shall, have the right in its sole and absolute discretion, but not the duty, to enter and conduct an inspection of the Property, including invasive tests, at any reasonable time to determine whether Tenant is complying with the terms of the Lease, including but not limited to the compliance of the Property and the activities thereon with Environmental Requirements and the existence of Environmental Damages as a result of the condition of the Property or surrounding properties and activities thereon. Landlord shall have the right, but not the duty, to retain any independent professional consultant (the "Consultant") to enter the Property to conduct such an inspection or to review any report prepared by or for Tenant concerning such compliance. The cost of the Consultant shall be paid by Landlord unless such investigation discloses a violation of any Environmental Requirement by the Tenant Group or the existence of a Hazardous Material on the Property or any other property caused by the activities or negligence of the Tenant Group (other than Hazardous Materials used in compliance with all Environmental Requirements and previously approved by Landlord), in which case Tenant shall pay the cost of the Consultant.

      Tenant hereby grants to Landlord, and the agents, employees, consultants and contractors of Landlord the right to enter the Property and to perform such tests on the Property as are reasonably necessary to conduct such reviews and investigations. Landlord shall use its best efforts to minimize interference with the business of Tenant.

8.6.  NOTIFICATION.

      If Tenant shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of Tenant for Environmental Damages in connection with the Property or past or present activities of any person thereon, including, but not limited to, notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ, or injunction, relating to same, then Tenant shall deliver to Landlord within ten (10) days of the receipt of such notice or communication by Tenant, a written description of said violation, liability, or actual or threatened event or condition, together with copies of any documents evidencing same. Receipt of such notice shall not be deemed to create any obligation on the part of Landlord to defend or otherwise respond to any such notification.

      If requested by Landlord, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials other than general office supplies referred to in this Section 8.2, which were used, generated, treated, handled, stored or disposed of on the Property or which Tenant intends to use, generate, treat, handle, store or dispose of on the Property. The foregoing in no way shall limit the necessity for Tenant obtaining Landlord's consent pursuant to Section 8.2 of this Lease.

8.7.  SURRENDER OF PREMISES.

      In the ninety (90) days prior to the expiration or termination of the Lease Term, and for up to ninety (90) days after Tenant fully surrenders possession of the Property, Landlord may have an environmental assessment of the Property performed in accordance with Section 8.5 of this Lease. Tenant shall perform, at its sole cost and expense, any clean-up or remedial work recommended by the Consultant which is necessary to remove, mitigate or remediate any Hazardous Materials and/or contaminations of the Property caused by the activities or negligence of the Tenant Group.

8.8.  ASSIGNMENT AND SUBLETTING.

      In the event the Lease provides that Tenant may assign the Lease or sublet the Property subject to Landlord's consent and/or certain other conditions, and if the proposed assignee's or sublessee's activities in or about the Property involve the use, handling, storage or disposal of any Hazardous Materials other than those used by Tenant and in quantities and processes similar to Tenant's uses in compliance with the Lease, (i) it shall be reasonable for Landlord to withhold its consent to such assignment or sublease in light of the risk of contamination posed by such activities and/or (ii) Landlord may impose an additional condition to such assignment or sublease which requires Tenant to reasonably establish that such assignee's or sublessee's activities pose no materially greater risk of contamination to the Property than do Tenant's permitted activities in view of the (a) quantities, toxicity and other properties of the Hazardous Materials to be used by such assignee or sublessee, (b) the precautions against a release of Hazardous Materials such assignee or sublessee agrees to implement, (c) such assignee's or sublessee's financial condition as it relates to its ability to fund a major clean-up and (d) such assignee's or sublessee's policy and historical record respecting its willingness to respond to the clean up of a release of Hazardous Materials. Landlord shall also have its approval rights as set forth in Section 19.

8.9.  SURVIVAL OF HAZARDOUS MATERIALS OBLIGATION.

      Tenant's breach of any of its covenants or obligations under this Lease shall constitute a material default under the Lease. The obligations of Tenant under this Lease shall survive the expiration or earlier termination of the Lease without any limitation, and shall constitute obligations that are independent and severable from Tenant's covenants and obligations to pay rent under the Lease.

9. SIGNAGE. All signage shall comply with rules and regulations as set forth by City of Phoenix and the rules and regulations as set forth by Landlord, as may be modified from time to time. Current rules and regulations relating to signs are described on Exhibit D. Tenant shall place no window covering (e.g., shades, blinds, curtains, drapes, screens, paper, cardboard, or tinting materials), stickers, signs, lettering, banners or advertising or display material on or near exterior windows or doors if such materials are visible from the exterior of the Premises, without Landlord's prior written consent. Similarly, Tenant may not install any alarm boxes, foil protection tape or other security equipment on the Premises without Landlord's prior written consent. Any material violating this provision may be destroyed by Landlord without compensation to Tenant.

10. PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon all trade fixtures, leasehold improvements, merchandise and other personal property in or about the Premises.

11. PARKING. Landlord grants to Tenant and Tenant's customers, suppliers, employees and invitees, a non-exclusive license to use the designated parking areas in the Project for the use of motor vehicles during the term of this Lease. Landlord reserves the right at any time to grant similar non-exclusive use to other tenants, to promulgate rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by tenants and employees, to designate specific spaces for the use of any tenant, to make changes in the parking layout from time to time, and to establish reasonable time limits on parking. Overnight parking is prohibited and any vehicle violating this or any other vehicle regulation adopted by Landlord is subject to removal at the owner's expense. Tenant shall have forty (40) covered reserved spaces at a charge of Thirty and 00/100 Dollars ($30.00) per month, per space. The spaces shall be provided free of charge for the first three (3) years of this Lease Agreement.

12. UTILITIES. Tenant shall pay for all heat, light, power, electricity, telephone or other service metered, chargeable or provided to the Premises and Tenant's Share of Expenses as defined in Section 4.c. Landlord reserves the right to install separate meters for any such utility and to charge Tenant for the cost of such installation.

13. MAINTENANCE. Landlord shall maintain, in good condition, the structural parts of the Premises, which shall include only the foundations, bearing and exterior walls (excluding glass), subflooring and roof (excluding skylights), the unexposed electrical, plumbing and sewerage systems, including those portions of the systems lying outside the Premises, gutters and down spouts on the Building and the heating, ventilating and air conditioning system servicing the Premises; provided, however, the cost of all such maintenance shall be considered "Expenses" for purposes of Section 4.c. Except as provided above, Tenant shall maintain and repair the Premises in good condition, including, without limitation, maintaining and repairing all walls, lights, storefronts, floors, ceilings, interior and exterior doors, exterior and interior windows and fixtures and interior plumbing as well as damage caused by Tenant, its agents, employees or invitees. Upon expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as existed at the commencement of the term, except for reasonable wear and tear or damage caused by fire or other casualty for which Landlord has received all funds necessary for restoration of the Premises from insurance proceeds.

14. ALTERATIONS. Tenant shall not make any alterations to the Premises, or to the Project, including any changes to the existing landscaping, without Landlord's prior written consent. If Landlord gives its consent to such alterations, Landlord may post notices in accordance with the laws of the state in which the premises are located. Any alterations made shall remain on and be surrendered with the Premises upon expiration or termination of this Lease, except that Landlord may, within 30 days before or 30 days after expiration of the term, elect to require Tenant to remove any alterations which Tenant may have made to the Premises. If Landlord so elects, at its own cost Tenant shall restore the Premises to the condition designated by Landlord in its election, before the last day of the term or within 30 days after notice of its election is given, whichever is later.

      Should Landlord consent in writing to Tenant's alteration of the Premises, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with plans and specifications approved by Landlord. All such construction shall be performed in a manner which will not interfere with the quiet enjoyment of other tenants of the Project. Tenant shall pay all costs for such construction and shall keep the Premises and the Project free and clear of all mechanics' liens which may result from construction by Tenant.

15. RELEASE AND INDEMNITY. As material consideration to Landlord, Tenant agrees that Landlord shall not be liable to Tenant for any damage to Tenant or Tenant's property from any cause, and Tenant waives all claims against Landlord for damage to persons or property arising for any reason, except for damage resulting directly from Landlord's breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after receipt of written notice of such breach from Tenant. Tenant shall indemnify and hold Landlord harmless from all damages arising out of any damage to any person or property occurring in, on or about the Premises or Tenant's use of the Premises or Tenant's breach of any term of this Lease.

16. INSURANCE. Tenant, at its cost, shall maintain public liability and property damage insurance and products liability insurance with a single combined liability limit of $1,000,000, insuring against all liability of Tenant and it representatives, employees, invitees, and agents arising out of or in connection with Tenant's use or occupancy of the Premises. Public liability insurance, products liability insurance and property damage insurance shall insure performance by Tenant of the indemnity provisions of Section 15. Landlord and the Property Manager shall be named as additional insured and the policy shall contain cross-liability endorsements. On all its personal property, at its costs, Tenant shall maintain a policy of standard fire and extended coverage insurance with vandalism and malicious mischief endorsements and "all risk" coverage on all Tenant's improvements and alterations, including without limitation, all items of Tenant responsibility described in Section 13 in or about the Premises, to the extent of at least 90% of their full replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of personal property and the restoration of Tenant's improvements or alterations. All insurance required to be provided by Tenant under this Lease shall release Landlord from any claims for damage to any person or the Premises and the Project, and to Tenant's fixtures, personal property, improvements and alterations in or on the Premises or the Project, caused by or resulting from risks insured against under any insurance policy carried by Tenant in force at the time of such damage. All insurance required to be provided by Tenant under this Lease: (a) shall be issued by Insurance companies authorized to do business in the state in which the premises are located with a financial rating of at least an A+ XII status as rated in the most recent edition of Best's Insurance Reports; (b) shall be issued as a primary policy; and (c) shall contain an endorsement requiring at least 30 days prior written notice of cancellation to Landlord and Landlord's lender, before cancellation or change in coverage, scope or amount of any policy. Tenant shall deliver a certificate or copy of such policy together with evidence of payment of all current premiums to Landlord within 30 days of execution of this Lease. Tenant's failure to provide evidence of such coverage to Landlord may, in Landlord's sole discretion, constitute a default under this Lease. Landlord shall provide proof of insurance upon written request by the Tenant.

17. DESTRUCTION. If during the term of this Lease, the Premises or Project are more than 10% destroyed from any cause, or rendered inaccessible or unusable from any cause, Landlord may, in its sole discretion, terminate this Lease by delivery of notice to Tenant within 30 days of such event without compensation to Tenant. If in Landlord's estimation, the Premises cannot be restored within 90 days following such destruction, the Landlord shall notify Tenant and Tenant may terminate this Lease by delivery of notice to Landlord within 30 days of receipt of Landlord's notice. If Landlord does not terminate this Lease and if in Landlord's estimation the Premises can be restored within 90 days, then Landlord shall commence to restore the Premises in compliance with then existing laws and shall complete such restoration with due diligence. In such event, this Lease shall remain in full force and effect, but there shall be an abatement of rent between the date of destruction and the date of completion of restoration, based on the extent to which destruction interferes with Tenant's use of the Premises.

18.   CONDEMNATION.

      a. Definitions. The following definitions shall apply. (1) "Condemnation" means (a) the exercise of any governmental power of eminent domain, whether by legal proceedings or otherwise by condemnor and (b) the voluntary sale or transfer by Landlord to any condemnor either under threat of condemnation or while legal proceedings for condemnation are proceeding; (2) "Date of Taking" means the date the condemnor has right to possession of the property being condemned; (3) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation; and (4) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having power of condemnation.

      b. Obligations to be Governed by Lease. If during the term of the Lease there is any taking of all or any part of the Premises or the Project, the rights and obligations of the parties shall be determined pursuant to this Lease.

      c. Total or Partial Taking. If the Premises are totally taken by condemnation, this Lease shall terminate on the date of taking. If any portion of the Premises is taken by condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if the remaining portion of the Premises is rendered unsuitable for Tenant' s continued use of Premises. If Tenant elects to terminate this Lease, Tenant must exercise its right to terminate by giving notice to Landlord within 30 days after the nature and extent of the taking have been finally determined. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than 30 days nor later than 90 days after Tenant has notified Landlord of its election to terminate; except that this Lease shall terminate on the date of taking if the date of taking falls on a date before the date of termination as designated by Tenant. If any portion of the Premises is taken by condemnation and this Lease remains in full force and effect, on the date of taking the rent shall be reduced by an amount in the same ratio as the total number of square feet in the Premises taken bears to the total number of square feet in the Premises immediately before the date of taking.

19. ASSIGNMENT OR SUBLEASE. Tenant shall not assign or encumber its interest in this Lease or the Premises or sublease all or any part of the Premises or allow any other person or entity (except Tenant's authorized representatives, employees, invitees or guests) to occupy or use all or any part of the Premises without first obtaining Landlord's consent which consent Landlord may withhold or condition in its sole discretion. Any assignment, encumbrance or sublease without Landlord's written consent shall be voidable and at Landlord's election, shall constitute a default. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one person, a purported assignment, voluntary or involuntary or by operation of law from one person to the other shall be deemed a voluntary assignment. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of at least 25% of the value of the assets of Tenant shall be deemed a voluntary assignment. The phrase "controlling percentage" means ownership of and right to vote stock possessing at least 25% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for election of directors. This Section 19 shall not apply to corporation the stock of which is traded through an exchange or over the counter. All rent received by Tenant from its subtenants in excess of the rent payable by Tenant to Landlord under this Lease shall be paid to Landlord, or any sums to be paid by an assignee to Tenant in consideration of the assignment of this Lease shall be paid to Landlord. If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay to Landlord, whether or not consent is ultimately given, $100 or Landlord's reasonable attorneys fees incurred in connection with such request, whichever is greater. No interest of Tenant in this Lease shall be assignable by involuntary assignment through operation of law (including without limitation the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (a) if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceedings under the Bankruptcy Act in which Tenant is the bankrupt; or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or the person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (b) if a writ of attachment or execution is levied on this Lease; or if in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

20. DEFAULT. The occurrence of any of the following shall constitute a default by Tenant: (a) a failure to pay rent or other charge when due and Landlord has sent to Tenant a three-day written notice of non payment; (b) abandonment and vacation of the Premises (failure to occupy and operate the Premises for ten consecutive days shall be deemed an abandonment and vacation); or (c) failure to perform any other provision of this Lease.

21. LANDLORD'S REMEDIES. Landlord shall have the following remedies if Tenant is in default. (These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law): Landlord may terminate Tenant's rights to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. Upon termination of Tenant's right to possession, Landlord has the light to recover from Tenant: (1) the worth of the unpaid rent that had been earned at the time of termination of Tenant's right to possession; (2) the worth of the amount of the unpaid rent that would have been earned after the date of termination of Tenant's right to possession;
      (3) any other amount, including but not limited to, expenses incurred to relet the premises, court, attorney and collection costs, necessary to compensate Landlord for all detriment caused by Tenant's default. "The Worth," as used for Item 21(1) in this Paragraph 21 is to be computed by allowing interest at the rate of 18 percent per annum. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law. The Worth is used for Item 21(2) in this Paragraph 21 is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination of Tenant's right of possession.

22. ENTRY ON PREMISES. Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times for any of the following purposes: (a) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) to do any necessary maintenance and to make any restoration to the Premises or the Project that Landlord has the right or obligation to perform; (c) to post "for sale" signs at any time during the term, to post "for rent" or "for lease" signs during the last 90 days of the term, or during any period while Tenant is in default; (d) to show the Premises to prospective brokers, agents, buyers, tenants or persons interested in leasing or purchasing the Premises, at any time during the term; or (e) to repair, maintain or improve the Project and to erect scaffolding and protective barricades around and about the Premises but not so as to prevent entry to the premises and to do any other act or thing necessary for the safety or preservation of the Premises or the Project. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord's entry onto the Premises as provided in this Section 22. Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises any rights reserved in this Section 22. Landlord shall conduct his activities on the Premises as provided herein in a manner that will cause the least inconvenience, annoyance or disturbance to Tenant. For each of these purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults and safes. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the Premises without prior written consent of Landlord. If Landlord gives its consent, Tenant shall furnish Landlord with a key for any such lock.

23. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or any beneficiary of a Deed of Trust with a lien on the Project or any ground lessor with respect to the Project, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Project, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Project, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or Deed of Trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord any additional documents evidencing the priority or subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or

      Deed of Trust. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.

      Tenant, within ten days from notice from Landlord, shall execute and deliver to Landlord, in recordable form, certificates stating that this Lease is not in default, is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications. This certificate should also state the amount of current monthly rent, the dates to which rent has been paid in advance, and the amount of any security deposit and prepaid rent. Failure to deliver this certificate to Landlord within ten days shall be conclusive upon Tenant that this Lease is in full force and effect and has not been modified except as may be represented by Landlord.

24. NOTICE. Any notice, demand, request, consent, approval or communication desired by either party or required to be given, shall be in writing and served either personally or sent by prepaid certified first class mail, addressed as set forth in Section 1. Either party may change its address by notification to the other party. Notice shall be deemed to be communicated 48 hours from the time of mailing, or from the time of service as provided in this Section 24.

25. WAIVER. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

26. SURRENDER OF PREMISES; HOLDING OVER. Upon expiration of the term, Tenant shall surrender to Landlord the Premises and all Tenant improvements and alterations in good condition, except for ordinary wear and tear and alterations Tenant has the right or is obligated to remove under the provisions of Section 14 herein. Tenant shall remove all personal property from the premises and, if required by Landlord at Landlord's option, shall remove including, without limitation, all wallpaper, paneling, and other decorative improvements or fixtures and shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property before the expiration of the term, including for example, restoring all wall surfaces to their condition prior to the commencement of this Lease. Landlord can elect to retain or dispose of in any manner Tenant's personal property not removed from the Premises by Tenant prior to the expiration of the term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of Tenant's personal property. Tenant shall be liable to Landlord for Landlord's costs for storage, removal or disposal of Tenant's personal property. If Tenant, with Landlord's consent, remains in possession of the Premises after expiration or termination of the term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on written 30 day notice at any time, by either party. All provisions of this Lease, except those pertaining to term and rent, shall apply to the month-to-month tenancy. Tenant shall pay monthly rent in an amount equal to 125% of Rent for the last full calendar month during the regular term plus 100% of said last month's estimate of Tenant's share of Expenses pursuant to Section 4.c.3. If Tenant remains without consent, Landlord shall receive rent in an amount equal to 300% of rent for the last full month plus 100% at said last month's expenses pursuant to 4.c.3 plus all damages and costs associated with the unauthorized occupancy and forcible eviction process.

27. LIMITATION OF LIABILITY. In consideration of the benefits accruing hereunder, Tenant agrees that in the event of any actual or alleged failure, breach or default of this Lease by Landlord, if Landlord is a partnership:

      a. The sole and exclusive remedy shall be against the partnership and its partnership assets;

      b. No partner of Landlord shall be sued or named as a party in any suit or action;

      c.    No service of process shall be made against any partner of Landlord;

      d. No partner of Landlord shall be required to answer or otherwise plead to any service or process;

      e.    No judgment may be taken against any partner of Landlord;

      f. Any judgment taken against any partner of Landlord shall be vacated and set aside at any time without hearing;

      g. No writ of execution will ever be levied against the assets of any partner of Landlord;

      h. These covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

      Tenant agrees that each of the foregoing provisions shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

28.    MISCELLANEOUS PROVISIONS.

      a. TIME OF ESSENCE. Time is of the essence of each provision of this Lease.

      b. SUCCESSOR. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in Section 19 herein.

      c. LANDLORD'S CONSENT. Any consent required by Landlord under this Lease must be granted in writing and may be withheld or conditioned by Landlord in its sole and absolute discretion.

      d. COMMISSIONS. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the broker identified in Section 1, who shall be compensated by Landlord.

      e. OTHER CHARGES. If Landlord becomes a party to any litigation concerning this Lease, the Premises or the Project, by reason of any act or omission of Tenant or Tenant's authorized representatives, Tenant shall be liable to Landlord for reasonable attorney's fees and court costs incurred by Landlord in the litigation. Should the court render a decision which is thereafter appealed by any party thereto, Tenant shall be liable to Landlord for reasonable attorney's fees and court costs incurred by Landlord in connection with such appeal.

            If either party commences any litigation against the other party or files an appeal of a decision arising out of or in connection with the Lease, the prevailing party shall be entitled to recover from the other party reasonable attorney's fees and cost of suit. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency and attorneys' fees charged to Landlord in addition to rent, late charges, interest and other sums payable under this Lease. Tenant shall pay a charge of $75 to Landlord for preparation of a demand for delinquent rent.

      f. LANDLORD'S SUCCESSORS. If in the event of a sale or conveyance by Landlord of the Project, the same shall operate to release Landlord from any liability under this Lease, and in such event Landlord's successor in interest shall be solely responsible for all obligations of Landlord under this Lease.

      g. INTERPRETATION. This lease shall be construed and interpreted in accordance with the laws of the state in which the premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises and the Project, except for such guarantees or modifications as may be executed in writing by the parties from time to time. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. "Party" shall mean Landlord or Tenant. If more than one person or entity constitutes

            Landlord or Tenant, the obligations imposed upon that party shall be joint and several. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

29. LEASE CANCELLATION OPTION: Tenant shall be given the one-time right to cancel this Lease at the end of the seventy-second (72nd) month, March 31, 2006, by notifying Landlord, in writing, of its desire to cancel this Lease no later than nine (9) months prior to the cancellation date or June 30, 2005. If Tenant elects to cancel on March 31, 2006, Tenant must surrender possession of said real property to Landlord together with all improvements thereon, except as may be hereinafter set forth:

      a. Tenant shall be entitled to remove as its sole separate property from the Premises covered by said Lease all trade fixtures, furnishings, furniture and equipment located on said Premises and owned by Tenant provided, however, all of the foregoing shall be removed from the premises by no later than March 31, 2006.

      b. If Tenant elects to cancel this Lease on March 31, 2006, Tenant shall pay to Landlord a penalty fee of $44,450.00, which is equal to one (1) month's rent (plus all applicable taxes) and all unamortized tenant improvement and lease commission expense.

30.   RIGHT OF FIRST OFFER:

      (1) OFFER SPACE. During the first six (6) years of this Lease and subject to the prior rights of any existing tenants, Tenant shall have a one-time right of first offer ("Right of First Offer") to lease all, but not part, of the space located in Building #1, as shown crosshatched on Exhibit "B" (the "Offer Space") in an "as is" condition and subject to Paragraphs 2 through 9 of this section.

      (2) CONDITIONS. At both the time Tenant exercises the Right of First Offer and at the Commencement Date for the Offer Space (defined in paragraph 7(a) below):

      (a)   The Lease must be in full force and effect;

      (b)   Tenant shall not be in default under the Lease; and

      (c) Tenant's then current financial condition, as revealed by its most recent financial statements (which shall include quarterly and annual financial statements, including income statements, balance sheets, and cash flow statements), must demonstrate that either:

            (i) Tenant's tangible net worth is at least equal to its tangible net worth at the time this Lease was signed: or

            (ii) Tenant meets the financial criteria reasonably acceptable to Landlord. In addition, with respect to each guaranty of the Lease (if any), Tenant shall deliver to Landlord an original, signed, and notarized reaffirmation of each guarantor's personal guaranty, in form and substance satisfactory to Landlord.

      (3) SPACE SUBJECT TO OFFER. Subject to the other terms of this section, after the entire Offer Space has "become available" for leasing by the Landlord (defined in paragraph 3(a)), Landlord shall not, during the Term of this Lease or any renewal or extension thereof, lease the Offer Space to another tenant without first offering Tenant the right to lease the Offer Space.

      (a) AVAILABLE SPACE. The Offer Space shall be deemed to "become available" when the lease(s) or any options relating thereto for any current tenant(s) of all of the Offer Space expires or will expire within 6 months or is otherwise terminated.

      (b) SPACE THAT'S NOT AVAILABLE. Notwithstanding Paragraph 3(a), Offer Space shall not be deemed to "become available" if the space is:

             (i)   Assigned or subleased by the current tenant of the space; or

             (ii) Re-let by the current tenant of the space by renewal, extension, or renegotiation; or

             (iii) Leased or transferred among entities or persons related to
                   Landlord (including, but not limited to, partners if Landlord is a partnership, and shareholders if Landlord is a corporation); or

             (iv)  Sold, including without limitation, a sale-and-leaseback.

(4) LANDLORD NOTICE. Consistent with paragraph 3 above, Landlord shall not lease the Offer Space to another tenant unless and until Landlord has first offered the Offer Space to Tenant in writing (the "First Offer Leasing Notice") and Tenant rejects such offer or Tenant fails to satisfy any conditions of this section or a period of five (5) business days has elapsed from the date of the First Offer Leasing Notice without Tenant having notified Landlord in writing of its unconditional acceptance of such First Offer Leasing Notice and supplied Landlord with current financial statements pursuant to Paragraph 2(c), whichever event occurs first. The First Offer Leasing Notice shall contain the following information:

(a)   A copy of Exhibit B of this Lease showing the location of the Offer Space;

(b) The date on which the Landlord expects the Offer Space to become available;

(c) The increase in Rent as calculated pursuant to Paragraph 7(d) and the new Rent; and

(d)   The Tenant's increased pro rata share of common area maintenance expenses
      (CAM) including insurance and property taxes.

(5) TENANT ACCEPTANCE. If Tenant timely delivers to Landlord, in accordance with the conditions of this section, written notice of Tenant's exercise of the Right of First Offer for all of the Offer Space (along with Tenant's financial statements pursuant to Paragraph 2(c) and Landlord determines that Tenant meets all of the conditions provided in this Clause, then the Offer Space shall be deemed added to the Premises and shall be subject to the terms and conditions in the Lease with the exception of those Lease modifications set forth in paragraph 7 below.

(6) TENANT'S REJECTION OR FAILURE TO MEET CONDITIONS. Tenant's Right of First Offer is a one-time right only. If Tenant declines or fails to duly and timely exercise its Right of First Offer or fails to meet all of the conditions provided in this section, Landlord shall thereafter be free to lease the Offer Space in portions or in its entirety to any third-party tenant at any time without regard to the restrictions in this section and on the terms and conditions contained in the First Offer Leasing Notice or on any other terms and conditions that Landlord thereafter negotiates, without further obligation to Tenant.

(7) CHANGES TO LEASE. If Tenant leases the Offer Space pursuant to the terms of this section, all the obligations, terms, and conditions under the Lease shall also apply to the Offer Space except that:

(a) COMMENCEMENT DATE. The commencement date for the Lease for the Offer Space (the "Commencement Date for the Offer Space") shall be the day the Offer Space is delivered to the Tenant broom clean, free of tenants or other occupants, and in its then "as is" condition;

(b) THE PREMISES. As of the Commencement Date for the Offer Space, the Offer Space shall be deemed part of the Premises;

(c) PRO RATA SHARE. As of the Commencement Date for the Offer Space, Tenant's pro rata share of common area maintenance expenses (CAM) plus insurance and real estate taxes shall be increased to an amount computed by dividing the amount deemed by Landlord to be the total of the rentable square footage of the Premises, including the Offer Space, by the amount deemed by Landlord to be the rentable square footage of the Property, and expressing the fraction as a percentage;

(d) RENT. As of the Commencement Date for the Offer Space, the Rent shall be increased to an amount computed by multiplying the square footage dollar amount that Landlord desires to charge for such Offer Space by the number of rentable square feet deemed by Landlord to be contained in the Offer Space;

(e) CANCEL LEASE CLAUSES. The following clauses and paragraphs of the Lease shall not apply to the Offer Space: Not Applicable.

(8) CONFIRMING LEASE AMENDMENT. Within thirty (30) days after the Commencement Date for the Offer Space, Landlord and Tenant shall confirm the following in a written amendment to the Lease:

(a)   The Commencement Date for the Offer Space;

(b) The location and size of the Offer Space that was leased by Tenant with an exhibit annexed showing that space crosshatched;

(c)   The new Rent to be paid by Tenant; and

(d)   Tenant's increased pro rata share of common area maintenance expenses
      (CAM) plus insurance and property taxes.

(9) INVALID AFTER ASSIGNMENT/SUBLEASE. This Right of First Offer is personal to the Tenant and shall become null and void upon the occurrence of an assignment of the Lease or a sublet of all or a part of the Premises, regardless of whether Landlord approves such assignment or sublease.

                [Remainder of this page left intentionally blank]

      31. WAIVER OF SUBROGATION. Each policy of insurance which Tenant obtains for the Premises and which Landlord obtains for the Building shall include a clause or endorsement denying the insurer any right of subrogation against the other party hereto to the extent rights have been waived by the insured party prior to the occurrence of injury or loss. If this endorsement is unobtainable without additional premium or charge, then the insured party shall immediately notify the other party and the other party shall have the right to pay the additional premium or charge for this endorsement. Landlord and Tenant each waive any rights of recovery against the other for injury or loss due to hazards covered by its own insurance, to the extent of the injury or loss covered thereby. Landlord and Tenant each waive any rights of recovery against the other for injury or loss due to hazards covered by its own insurance, to the extent of the injury or loss covered thereby unless injury or loss is due to the other party's intentional conduct or gross negligence.



EXECUTED BY LANDLORD, this 9th day of November, 1999.

PRINCIPAL DEVELOPMENT INVESTORS, L.L.C, A DELAWARE LIMITED LIABILITY COMPANY
   By: Principal Life Insurance Company, an Iowa Corporation, Member


By:   /s/
      ________________________________________
        Jon M. Jacobsen
Title:  Director, C.R.E. Equities

By:   /s/
      ________________________________________
        Ted E. McWilliams
Title:  Assistant Director, Appraisal Services



EXECUTED BY TENANT, this ____ day of _______________, 19___.

QUALITY CARE SOLUTIONS, INC., A NEVADA CORPORATION.

By:   /s/
      ________________________________________
        Gregory S. Anderson
Title:  President and CEO

                                   EXHIBIT "A"

                                  THE PREMISES

Space Plan for approximately - 35,000 square feet at Mountain Vista Commercial Center 14647 South 50th Street, Building 1 Suite 150 , Phoenix, Arizona, 85044.

                                   EXHIBIT "C"

                               TENANT IMPROVEMENTS

Please see Work Letter (Exhibit "G") and Space Plan Drawings (Exhibit "I") for complete information regarding the Tenant Improvements. T.

                                   EXHIBIT "D"

                                  SIGN CRITERIA

                      BUTTES BUSINESS CENTER I & II, TEMPE

PLEASE SEE ATTACHED INFORMATION.

                                   EXHIBIT "E"

                 CERTIFIED COPY OF CORPORATE RESOLUTION TO LEASE

      This undersigned, as Secretary of Quality Care Solutions, Inc., a corporation organized and existing under the laws of the state of Nevada, hereby certifies that at a meeting of the Board of Directors of such corporation, duly called and held on the day of September 14, 1999, at which meeting a quorum of said Board was present and acting throughout, the following resolution was duly adopted by the unanimous vote of all the Directors present, and the same has not since been rescinded or modified, and is presently in full force and effect;

                  WHEREAS, this corporation desires to enter into a lease (the Lease") with PRINCIPAL DEVELOPMENT INVESTORS, L.L.C., (Landlord") wherein Landlord will lease to this corporation as tenant the premises commonly known as 14647 South 50th Street, Building #3, Suite #150, Phoenix, Arizona;

                  NOW, THEREFORE, BE IT RESOLVED, that the President, any Vice President, any Assistant Vice President, the Secretary, the Treasurer or any Assistant Secretary or Assistant Treasurer of this corporation, acting together or any one acting alone, be, and they hereby are, authorized on behalf of and in the name of this corporation to enter into the Lease, for such time and upon such terms as such officers, or any one of them acting alone, may agree upon in their or his discretion.

                  RESOLVED FURTHER, that the President, any Vice President, any Assistant Vice President, the Secretary, the Treasurer or any Assistant Secretary or Assistant Treasurer of this corporation are authorized to execute the Lease, and such other instruments or documents as such officer or officers in their discretion may deem necessary or desirable in connection with such Lease.

                  RESOLVED FURTHER, that this corporation ratifies the actions previously taken by the officers of this corporation, or any one of them acting alone, in connection with the obtaining of said Lease, actions taken to comply with requirements of Landlord, and all other actions taken incidental thereto.

                  RESOLVED FURTHER, that the authority conferred upon the aforesaid officers by this resolution shall remain in full force and effect until written notice of revocation by further resolution of the Board of Directors shall have been received by said Landlord, and that a copy of this resolution certified by the Secretary be delivered to said Landlord.

                        The undersigned further certifies that the officers of this corporation hereunder set forth have been duly elected and hold the officers specified with this corporation, and that the signature set forth beside each person's name is the true signature of such person:

       TITLE                TYPED NAME                 SIGNATURE
President & CEO         Gregory S. Anderson          /s/

Executive VP, Founder   J. Mikel Echeverria          /s/

Senior VP, CFO          Robert F. Theilmann          /s/



IN WITNESS WHEREOF, this certification has been signed on behalf of this corporation by its Secretary as of this ___________ day of ________________________, 19___.

                                       /s/
                                          __________________________________
                                                                   Secretary

                                   EXHIBIT "F"

                   HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as Tenant. After a lease agreement is signed by you and the Landlord (the Lease Agreement), on an annual basis in accordance with the provisions of
Section 8 of the signed Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of their property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord: PRINCIPAL DEVELOPMENT INVESTORS, L.L.C.
          C/O METRO COMMERCIAL PROPERTIES
          4411 SOUTH RURAL ROAD, SUITE 201
          TEMPE, ARIZONA 85282
          Attn: Patrick H. Althoff, Property Manager
          Phone: 480-838-8820


Name of (Prospective) Tenant: Quality Care Solutions, Inc.

Mailing Address:


Contact Person, Title and Telephone Number(s):


Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

Address of (Prospective) Premises: 14647 South 50" Street, Building 1, Suite 150, Phoenix, Arizona, 85044.

Length of (Prospective) initial Term: 120 Months


1. GENERAL INFORMATION:

      Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled, services and activities to be provided or otherwise conducted. Existing Tenants should describe any proposed changes to ongoing operations. (Attach additional sheets if necessary).



2. USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

      2.1 Will any Hazardous Materials be used , generated , stored , or disposed of in, on or about the Premises? (Note: Generally all storage will be required to be fully contained). Existing Tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

      Wastes                        Yes [ ]          No [X]
      Chemical Products             Yes [ ]          No [X]
      Other                         Yes [ ]          No [X]


      If yes is marked attach all MSD's and please explain: (MSDS's
      Attached [ ]),



      2.2 If yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of each such Hazardous Materials at any given time; estimated annual throughout; the proposed location(s) and method of storage, including container sizes and types (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Law); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing Tenants should attach a list of setting forth the information requested above and such list should include actual data from ongoing operations and the identification of any variations in such information from the prior year's certificate. Attach a Site Plan indicating all storage areas - (Attached [ ]).

3.    STORAGE TANKS AND SUMPS

      3.1 Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing Tenants should describe any such actual or proposed activities, including any required SPCC Plan.

            Yes [ ]        No [X]

            If yes, please explain:



4.    WASTE MANAGEMENT

      4.1   Has your company been issued an EPA Hazardous Waste
            Generator I.D. Number? Existing Tenants should describe any additional identification numbers issued since the previous certificate.

            Yes [ ]        No [X]

            Describe RCRA status:



      4.2 Has your company filed a biennial or quarterly report as a hazardous waste generator? Existing Tenants should describe any new reports filed.

            Yes [ ]        No [X]

            If yes, attach a copy of the most recent report filed.
            (Attached [ ]).

5.    WASTEWATER TREATMENT AND DISCHARGE

      5.1 Will your company discharge wastewater or other wastes to:

            __________ Storm drain?       __________ Sewer?
            __________ Surface water?     __________ Facility treatment plant?

            __________ Grounds            __________ No wastewater or other
                       (i.e., compressor             wastes discharged
                       blow-down)


            Existing Tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s). (Note: Generally, discharges to storm drains will be prohibited without prior review and approval from Landlord).



6.    AIR DISCHARGES

      6.1 Do you plan for any air filtration systems or stacks to be used in your company's operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing Tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

            Yes[ ]        No[X]

            If yes, please explain:



      6.2 Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing Tenants should specify any such equipment being operated in, on or about the Premises.

            __________ Spray booths(s)    __________ Incinerator(s)
            __________ Dip Tank(s)        __________ Dry-cleaning
            __________ Drying oven(s)     __________ Other (please describe)
                                          __________ No equipment Requiring Air Permits


            If yes, please explain:



      6.3 Do any of your operations generate an obvious odor:

            Yes [ ]        No [X]

            If yes, please explain:



7.    HAZARDOUS MATERIALS DISCLOSURES

      7.1 Has your company prepared or will it be required to prepare a Hazardous Materials management plan ("Management Plan") pursuant to Fire Department or other governmental or regulatory agencies' requirements. Existing Tenants should indicate whether or not a Management Plan in required and has been prepared.

            Yes [ ]        No [X]

            If yes, attach a copy of the Management Plan. Existing Tenants should attach a copy of any required updates to the Management Plan.

      7.2 (CA Only) Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in or about the premises regulated under Proposition #65? Existing tenants should indicate whether or not there are any new hazardous materials being used which are regulated under Proposition #65.

            Yes [ ]        No [X]

            If yes, please explain:


8.    ENFORCEMENT ACTIONS AND COMPLAINTS

      8.1 With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees designated as a PRP or has your company received requests for information, notice or demand letters (cited in violation of any environmental regulation), or any other inquiries regarding its operations? Existing Tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

            Yes [ ]        No [X]

            If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing Lessees should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 8 of the signed Lease Agreement.



      8.2 Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

            Yes [ ]        No [X]


            If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s),s pleadings and all other documents related thereto as requested by Landlord. Existing Tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of
            Section 8 of the signed Lease Agreement.




      8.3 Have there been any problems or complaints from the past or current landlords, adjacent tenants, owners or other neighbors at your company's current facility with regard to environmental or health and safety or odor concerns? Existing Tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises.

            Yes [ ]        No [X]

            If yes, please describe. Existing Tenants should describe any such problems or complaints not already disclosed to lessor under the provisions of the signed lease.

      8.4 Please provide the addresses for each space leased by your Company in the past ten years the name and phone number of each Landlord.
                        5030 E. Sunrise
                        Phoenix, AZ 85044


9.    PERMITS AND LICENSES

      9.1 Attach copies of all Hazardous Materials permits and licenses issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing Tenant should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

10.   STATE AND LOCAL REQUIREMENTS

      10. 1 (This Section reserved for any requirements unique to a State or Local control agency)

The undersigned hereby acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Lessor in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit. The undersigned further acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Section 8 of the Lease Agreement. The undersigned further acknowledges and agrees that the Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement. I _________________________ acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

      QUALITY CARE SOLUTIONS, INC., a Nevada Corporation

      By:  /s/
           ________________________________________

      Title: ______________________________________

      Date ________________________________________

                                   EXHIBIT "G"

                              WORK LETTER AGREEMENT

THIS WORK LETTER AGREEMENT is entered into as of the 20th day of October, 1999 by and between PRINCIPAL DEVELOPMENT INVESTORS, L.L.C., an Iowa corporation, ("Landlord') and QUALITY CARE SOLUTIONS, INC., a Nevada corporation, ("Tenant").

RECITALS:

A. Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a lease (the "Lease) covering certain premises (the Premises') more particularly described in Exhibit A attached to the Lease.

B. In order to induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent applicable) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

1. COMPLETION SCHEDULE. With ten (10) days after the execution of the Lease and this Work Letter Agreement by Landlord and Tenant, Landlord shall deliver to Tenant, for Tenant's review and approval, a schedule (the "Work Schedule") setting forth a timetable for the planning and completion of the installation of the Tenant Improvements (as defined in Paragraph 2 below) to be constructed in the Premises, and the estimated Commencement Date for the Term of the Lease. The Work Schedule shall set forth each of the various items of work to be done by or approval to be given by Landlord and Tenant in connection with the completion of the Tenant Improvements. The Work Schedule shall be submitted to Tenant for its approval and, upon approval by both Landlord and Tenant, the approved Work Schedule shall become the basis for completing the Tenant Improvements. If Tenant shall fail to approve the Work Schedule as it may be modified after discussions between Landlord and Tenant, within five (5) business days after the date the Work Schedule is first received by Tenant, Landlord may, at its option, terminate the lease and all of its obligations thereunder, and in the event of such a lease termination Tenant shall be responsible for all costs incurred hereunder and under the Lease, including but not limited to the cost of Tenant Improvements, lease commissions and design fees:

2.    Tenant Improvement Allowance.

      a. Reference herein to "Tenant Improvements" shall include any or all of the following work to be done in the Premises pursuant to the Tenant Improvement Plans (defined in Paragraph 3 below):

            (i) Installation within the Premises of all partitioning, doors, floor coverings, ceiling, painting, millwork and similar items;

            (ii) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work to be installed within the Premises, and additional panels or transformers to accommodate Tenant's requirements;

            (iii) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems within the Premises;

            (iv) All fire and life safety control systems, such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories, installed within the Premises;

            (v) All plumbing, fixtures, pipes and accessories to be installed within the Premises;

            (vi)  Testing and inspection costs;

            (vii) Contractor's fees, including but not limited to any fees based on general conditions; and

            (viii) Construction management by Landlord's representative for the supervision of the tenant improvement installation.

            In no event, however, shall the Tenant Improvements include trade fixtures, furniture or equipment of the Tenant.

(b) Landlord hereby grants to Tenant a "Tenant Improvement Allowance" of Twenty-five and no/100 Dollars ($25.00) per square foot. Landlord's maximum contribution towards the Tenant Improvements shall be limited to said Tenant Improvement Allowance. The Tenant Improvement Allowance shall only be used for.

      (i) Payment of the cost of preparing the space plan and the Tenant Improvement Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Tenant Improvement Plans. The Tenant Improvement Allowance will not be used for the payment of extraordinary design work or extraordinary or over standard improvements not included within the scope of Landlord's Building Standards or for payments to any other consultants, designers or architects other than Landlord's architect and/or space planner.

      (ii) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

      (iii) Construction of the Tenant Improvements; provided, however, that the Tenant Improvement Allowance will not be used for Non-Standard Improvements, if any, unless Landlord , in its sole discretion, agrees in writing to payment of some or all of the Non-Standard Improvements out of the Tenant Improvement Allowance.

      (iv) All other costs expended by Landlord in the construction of the Tenant Improvements, including those costs incurred by Landlord for construction of elements of the Tenant Improvements in the Premises, which construction was performed by Landlord prior to execution of this Lease by Landlord and Tenant, which construction is for the benefit of tenants and is customarily performed by Landlord prior to execution of leases for space in the Project for reasons of economics (examples of such construction would include, but not be limited to, the extension of mechanical [including heating, ventilating and air condition systems] and electrical distribution systems outside of the core of the Building, wall construction, column enclosures and painting outside of the core of the Building, ceiling hanger wires and window treatment).

(c) The costs of each item referenced in Paragraph 2(b) above shall be charged against the Tenant Improvement Allowance. In the event that the cost of installing the Tenant Improvements, as established by Landlord's final pricing schedule, shall exceed the Tenant Improvement Allowance, or if any of the Tenant Improvements are not to be paid out of the Tenant Allowance as provided in Paragraph 2(b) above, the excess shall be paid by Tenant to Landlord prior to the commencement of construction of the Tenant Improvements

(d) In the event that, after the Tenant Improvement Plans have been prepared and a price therefore established by Landlord, Tenant shall require any changes or substitutions to the Tenant Improvement Plans, any additional costs related hereto shall be paid by Tenant to Landlord prior to the commencement of construction of the Tenant Improvements. Landlord shall have the right to decline Tenant's request for a change to the Tenant Improvement Plans if such changes are inconsistent with the provisions of Paragraph 3 and 4 below, or if the change would, in Landlord's opinion, unreasonably delay construction of the Tenant Improvements.

(e) Any unused portion of the Tenant Improvement Allowance upon completion of the Tenant Improvements shall not be refunded to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease.

3. TENANT IMPROVEMENT PLANS. Immediately after the execution of the Lease and this Work Letter Agreement and subject to the time frames required by the Work Schedule, Tenant agrees to meet with Landlord's architect and/or space planner for the purpose of promptly finalizing a space plan for the layout of the Premises. Based upon such space plan, Landlord's architect shall prepare final working drawings and specifications for the Tenant Improvements. Such final working drawings and specifications are referred to herein as the "Tenant Improvement Plans." The Tenant Improvement Plans must be consistent with Landlord's standard specifications for tenant improvements for the project (the "Building Standard"), as the same may be changed from time to time by Landlord.

4. NON-STANDARD TENANT IMPROVEMENTS. Landlord shall permit Tenant to deviate from the Building Standards for the Tenant Improvements (the "Non Standard Improvements"), provided that (a) the deviations shall not be of a lesser quality than the Building Standards; (b) the total lighting for the Premises shall not exceed 1.65 watts per Rentable Square Foot of the Premises; (c) the deviations conform to applicable governmental regulations and necessary governmental permits and approvals have been secured; (d) the deviations do not require building service beyond the levels normally provided to other tenants in the Project; and (e) Landlord has determined in its sole discretion that the deviations are of a nature and quality that are consistent with the overall objectives of Landlord for the Project.

      Any Non-Standard improvements made shall remain on and be surrendered with the Premises upon expiration of the Term, except that Landlord may, within 30 days before or 30 days after expiration of the Term, elect to require Tenant to remove any Non-Standard Improvements which may have been made to the Premises. If Landlord so elects, at its own cost Tenant shall restore the Premises to the condition designated by Landlord in its election, before the last day of the term or within. 60 days after notice of its election is given, whichever is later.

5. FINAL PRICING AND DRAWING SCHEDULE. After the preparation of the preliminary tenant improvement plan (attached as Exhibit "I") and after Tenant's written approval thereof, in accordance with the Work Schedule, Landlord shall cause its architect to prepare and submit to Tenant the Tenant Improvement Plans. The Tenant Improvement Plans shall be approved by Landlord and Tenant in accordance with the Work Schedule and shall thereafter be submitted to the appropriate governmental body by Landlord's architect for plan checking and the issuance of a building permit. Landlord, with Tenant's cooperation, shall cause to be made to the Tenant Improvement Plans any changes necessary to obtain the building permit. Concurrent with the plan checking, Landlord shall have prepared a final pricing for Tenant's approval, in accordance with the Work Schedule, taking into account any modifications which may be required to reflect changes in the Tenant Improvement Plans required by the City or County in which the Premises are located. After final approval of the Tenant Improvement Plans, no further changes may be made thereto without the prior written approval from both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from the design and/or construction of such changes. Tenant hereby acknowledges that any such changes shall be subject to the terms of Paragraph 7 below.

6. CONSTRUCTION OF TENANT IMPROVEMENTS. After the Tenant Improvement Plans have been prepared and approved, the final pricing has been approved and a building permit for the Tenant Improvements has been issued, Landlord shall cause its contractor to begin installation of the Tenant Improvements in accordance with the Tenant Improvement Plans. Landlord shall supervise the completion of such work and shall use reasonable commercial efforts to secure substantial completion of the work in accordance with the Work Schedule. The cost of such work shall be paid as provided in Paragraph 2 above. Landlord shall not be liable for any damages, whether direct or consequential, as a result of delays in construction beyond Landlord's reasonable control, including, but not limited to, war, civil unrest, strike, labor troubles, unusually inclement weather, governmental delays, inability to secure governmental approvals or permits, governmental restrictions, availability of materials or labor, acts of God, or delays by Tenant (or its architect or anyone performing services on behalf of Tenant).

7. COMPLETION AND RENTAL COMMENCEMENT DATE. The commencement of the Term of the Lease and Tenant's obligation for the payment of rent under the Lease shall commence as of the date referred to in Section 1g of the Lease provided, however, that if there shall be a delay in substantial completion of the Tenant Improvements as a result of:

      (a) Tenant's failure to approve any items or perform any other obligation in accordance with and by the date specified in the Work Schedule;

      (b) Tenant's request for materials, finishes or installations other than those readily available;

      (c) Tenant's changes in the Tenant Improvement Plans after the previous approval of the Tenant Improvement Plans by Tenant; or

      (d) Tenant's request to deviate from the Building Standards for the Tenant Improvements;

      then the commencement of the Term of the Lease and the rent commencement date shall be accelerated by the number of days of such delay. The Tenant Improvements shall be deemed substantially complete notwithstanding the fact that minor details of construction, mechanical adjustments or decorations which do not materially interfere with Tenant's use and enjoyment of the Premises remain to be performed (items normally referred to as "Punch List" items).

8. CERTIFICATE OF OCCUPANCY. Upon completion of the Tenant Improvements and the issuance by the City or other relevant government agency of a Certificate of Occupancy or other comparable certificate authorizing occupancy of the Premises, Tenant will promptly provide Landlord with a copy of the Certificate of Occupancy or other such certificate.

            [The remainder of this page is left intentionally blank.]

      9. FORCE MAJEURE. Landlord shall have no liability whatsoever to Tenant on account of the inability or delay of Landlord in fulfilling any of Landlord's obligations under this Work Letter by reason of strike, other labor trouble, governmental controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom or any other cause, whether similar or dissimilar to the above, beyond Landlord's reasonable control. If this Work Letter specifies a time period for performance of an obligation of Landlord, that time period shall be extended by the period of any delay in Landlord's performance caused by any of the events of force majeure described above.

IN WITNESS WHEREOF, this Work Letter Agreement is entered into as of the date first written above.

EXECUTED BY LANDLORD, this 9th day of November, 1999

PRINCIPAL DEVELOPMENT INVESTORS, AN IOWA LIMITED LIABILITY COMPANY

By: PRINCIPAL LIFE INSURANCE COMPANY, an Iowa Corporation, Member

By:  /s/
      ________________________________________
           Jon M. Jacobsen
Title:     Director, C.R.E. Equities
      ________________________________________



By:  /s/
      ________________________________________
           Ted E. McWilliams
Title:     Assistant Director, Appraisal Services
      ________________________________________

QUALITY CARE SOLUTIONS, INC., A NEVADA CORPORATION



By:  /s/
      ________________________________________

Title:             President and CEO
      ________________________________________

Address:
      ________________________________________

City/State/Zip:
      ________________________________________

                                    EXHIBIT H

                           PERSONAL GUARANTY OF LEASE

In consideration of the execution of that certain Lease Agreement between PRINCIPAL DEVELOPMENT INVESTORS, L.L.C., as Lessor, QUALITY CARE SERVICES, INC., as Lessee, dated October 20, 1999, the following individual(s): GREG ANDERSON hereby guarantee to said Lessor, it's successor and assigns the full performance and observance of all the covenants, conditions and agreements therein provided to be performed and observed by lessee, its successors and assigns, and expressly agrees that the validity of this Guaranty, and the obligation of the undersigned hereunder shall in no way be terminated, affected or impaired by reason of any assertion of Lessor, its successors or assigns, or failure to enforce any of the terms, covenants or conditions of said Lease Agreement or the Guaranty, or the granting of any indulgence or extension of time to Lessee, all of which may be given or done without notice to the undersigned. Mr. Anderson will provide a personal guarantee for the amount of Three Hundred Fifty Thousand and no/100 Dollars ($350,000.00). Quality Care Services, Inc., may replace Mr. Anderson's personal guarantee at any time with an Irrevocable Letter of Credit for the same amount. The amount of the personal guarantee, or Letter of Credit if replaced, shall be reduced by twenty percent (20%) per year and will retire after five (5) years, as long as the Tenant is not in default to any and all terms in the lease document.

The undersigned agrees that the obligations of Guarantor hereunder shall not be released by Lessor's receipt, application or release of any security given for the performance and observance of any covenant or condition contained in the Lease to be kept, performed or observed by Lessee, nor by any modification of the Lease, regardless of whether Guarantor consents thereto or receives notice thereof.

The undersigned agrees that it may be joined in any action against Lessee in connection with the said obligations of Lessee and recovery may be had against Guarantor in any such action. Lessor may enforce the obligations of Guarantor hereunder without first taking any action whatsoever against Lessee or its successors and assigns, or may pursue any other remedy or apply any security it may hold, and Guarantor hereby waives all right to assert or plead at any time any statue of limitations relating to the Lease, the obligations or Guarantor hereunder and any and all surety or other defenses in the nature thereof.

The undersigned agrees that in the event Lessee shall become insolvent or shall be adjudicated a bankrupt, or shall file a petition for reorganization, arrangement or similar relief under any present or future provision of the National Bankruptcy Act, or if such a petition filed by creditors of Lessee shall be approved by a Court, or if Lessee shall seek judicial readjustment of the rights of its creditors under any present or future federal state law or if a receiver of all or part of its property and assets is appointed by any state or federal court, and in any such proceeding the aforesaid Lease Agreement shall be terminated or rejected, or the obligations of Lessee thereunder shall be modified the undersigned will immediately (a) pay to Lessor, or its successors or assigns, an amount equal to all unpaid fixed and additional rent accrued to the date of such termination, rejection or modification not to exceed the guaranteed amount mentioned above, plus (b) at the option of Lessor, its successors and assignees, either (i) pay to Lessor, or its successors or assignees, an amount equal to the then cash value of the rent and additional rent, not to exceed the guaranteed amount mentioned above, which would be have been payable under said Lease Agreement for the unexpired portion of the term thereby demised if it had not been terminated, rejected or modified, less the then cash rental value of the leased premises for such unexpired portion of the term of said Lease Agreement, taking into consideration the Lease Agreement is modified, if such is the case, or (ii) if term of said Lease Agreement is terminated, rejected, executed and delivered to said Lessor, or its successors or assignees as Lessor, a new Lease agreement shall be delivered to the undersigned as Lessee for the balance of the term and upon the same terms and conditions as are set forth in the said Lease Agreement for the balance of the term then remaining as provided in said Lease Agreement, and will pay Lessor interest on the amounts which become payable and are designated in (a) and (b)
(i) above, not to exceed guaranteed amount mentioned above, at twelve percent (12%) per annum from the date of such termination, rejection or modification to the date of payment.

Neither the undersigned's obligation to make payment in accordance with the terms of this Agreement nor any remedy for the enforcement thereof shall be impaired, modified, changed, released, or limited in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of Lessee or its estate in bankruptcy or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the National Bankruptcy Act or other statute, or from the decision of any Court.

If there is more than one undersigned, the term Guarantor, as used herein, shall include all of the undersigned; each and every provision of this Guaranty shall be binding on each and every one of the undersigned; they shall be jointly and severally liable hereunder, and Lessor shall have the right to join one or all of them in any proceeding or to proceed against them in any order.

The undersigned have caused this Guaranty to be executed on

/s/
---------------------------
GREG ANDERSON, Individually